UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2018

Sentinel Energy Services Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38271	98-1370747
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1000 Louisiana Street, Suite 3850 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 407-0686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, Jon A. Marshall was appointed as a member of the board of directors (the “Board”) of Sentinel Energy Services Inc. (the “Company”), effective immediately. Mr. Marshall will serve as a member of the Board’s Audit Committee, Nominating Committee and Compensation Committee. There are no transactions between the Company and Mr. Marshall that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Marshall, age 66, served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008 and as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when the company merged with Transocean Inc. Mr. Marshall currently serves as a director for Noble Corporation plc, Cobalt International Energy, Inc., Southwestern Energy Company and various other private companies and non-profit organizations. Mr. Marshall brings our Board significant experience in executive positions and experience as a director of public offshore energy focused companies. Mr. Marshall has a Bachelor of Science in Engineering from the United States Military Academy of West Point.

In connection with Mr. Marshall’s appointment to the Board, the Company and Mr. Marshall entered into a Letter Agreement and an Indemnification Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01	Exhibit and Financial Statements.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated January 31, 2018, between the Company and Jon A. Marshall.
10.2	Indemnification Agreement , dated January 31, 2018, between the Company and Jon A. Marshall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentinel Energy Services Inc.

Date: February 2, 2018	By:	/s/ Kent Jamison
	Name:	Kent Jamison
	Title:	Secretary

2